Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of July 10, 2026 (the “Grant Date”) by and between Oncotelic Therapeutics, Inc., a Delaware corporation (the “Company”), and <____________________> (the “Holder”), with respect to the following facts:

A. In connection with the services rendered by the Holder to the Company or its affiliated entities, the Company shall grant to the Holder <__________> restricted stock units (the “RSUs”), each of which represents the right to receive, upon vesting and settlement, one (1) share of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), and which may be convertible into 1,000 shares of common stock, par value of $0.01, of the Company (“Common Stock”), subject to the terms and conditions of this Agreement.

B. The RSUs shall vest and be settled by delivery of shares of Preferred Stock only if: (1) the Corporate Milestone defined below has been achieved and (2) the Holder continues to be employed as a director, officer, employee or advisor, in their individual capacity or through an entity owned or controlled by the advisor, of the Company or an affiliated entity for a period of six months after the Corporate Milestone is achieved. For clarity, subject to the provisions of Section 2 below, if the Corporate Milestone is not achieved, or if the Holder’s service is terminated prior to the achievement of the Corporate Milestone or prior to the date that is six months after the achievement of the Corporate Milestone, the Holder shall not be eligible to earn the RSUs attributable to such Corporate Milestone and the Holder’s RSUs shall automatically be forfeited.

C. The Company and the Holder have agreed to the following Corporate Milestone and the shares of Preferred Stock underlying the RSUs shall be delivered to the Holder only at such time as the Corporate Milestone is met by the Company and the RSUs have vested in accordance with this Agreement:

Corporate Milestone:

Uplisting of the Company’s Common Stock to trading on a national securities exchange, (as defined in Section 6 of the Securities Exchange Act of 1934, as amended) like Nasdaq or NYSE, on or before June 30, 2027, or such later date as may be determined by the Board of Directors of the Company in its sole discretion.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

1. Grant of Restricted Stock Units.

(a) Grant of RSUs to the Holder. The Company hereby grants the RSUs to the Holder as of the Grant Date, subject to the terms and conditions of this Agreement. The RSUs shall be settled by delivery of shares of Preferred Stock to the Holder only six months after the Corporate Milestone is achieved, in accordance with Section 2 below. The Company will update the Company’s capitalization table to reflect the issuance of shares of Preferred Stock upon settlement of the RSUs. The RSUs will be subject to vesting in accordance with Section 2 below.

(b) Unfunded Obligation. The RSUs represent an unfunded and unsecured obligation of the Company. Prior to settlement of the RSUs, the Holder shall have no rights as a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs, including no rights to vote or receive dividends.

(c) Representations and Warranties. In connection with the grant of the RSUs, the Holder represents and warrants to the Company that:

(i) the shares of Preferred Stock to be delivered upon settlement of the RSUs pursuant to this Agreement shall be acquired for the Holder’s own account and not with a view to, or the intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, and such shares of Preferred Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) the Holder is an employee, director, officer or advisor of the Company, is sophisticated in financial matters, is able to evaluate the risks and benefits of the grant of the RSUs, or has the ability and means to obtain professional advice in regard to the grant of the RSUs;

(iii) the Holder is able to bear the economic risk of the Holder’s grant of the RSUs for an indefinite period of time because, among other things, the shares of Preferred Stock deliverable upon settlement of the RSUs have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv) the Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the RSUs and has had full access to such other information concerning the Company as the Holder has requested;

(v) this Agreement and each of the other agreements contemplated hereby constitute the legal, valid and binding obligation of the Holder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Holder is a party or any judgment, order or decree to which the Holder is subject;

(vi) as this grant may have taxable consequences on the Holder, the Holder has had the opportunity to consult the Holder’s own tax counsel and financial advisor as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and the Company has not made any representations regarding such tax consequences or benefits upon which the Holder has relied; and

(vii) the Holder is a resident of the State set forth in Holder’s address for notices in Section 4.

2. Vesting and Settlement of the RSUs.

(a) Vesting. The RSUs shall be subject to vesting in the manner specified in Recital C and this Section 2. The RSUs shall be initially unvested and shall vest six months after the Company has successfully achieved the Corporate Milestone as defined in Recital C to this Agreement. Upon vesting, the RSUs shall be settled by the Company’s delivery of shares of Common Stock to the Holder within thirty (30) days following the vesting date.

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(b) Voluntary Termination of Service. In the event that the Holder voluntarily terminates his services as a director, officer, employee or advisor of the Company at any time before six months after the Corporate Milestone is achieved, then all vesting shall cease, and the RSUs shall be immediately forfeited and the Holder, without any consideration, shall lose any benefits of the RSUs on the date of separation of service, unless such vesting is approved in writing, by the Board of Directors of the Company, under the recommendation of the Chief Executive Officer of the Company.

(c) Termination for Cause. In the event that the Holder’s service as a director, officer, employee or advisor of the Company is terminated by the Company without “Cause”, all unvested RSUs shall remain outstanding for a further 90-day period. If the six-month post-Corporate Milestone period is not achieved within 90 days of the date of separation of service, then the RSUs shall automatically be forfeited. If the Holder’s service as a director, officer, employee or advisor of the Company is terminated by the Company for “Cause”, then the RSUs granted to the Holder shall automatically and immediately be forfeited. “Cause” for purposes of this Agreement shall mean (i) “Cause” as defined in any employment agreement between the Company and the Holder, (ii) the material breach by the Holder of any of the terms of any employment or service agreement with the Company which is not cured within 15 days of written notice to the Holder identifying the nature of the failure; (iii) gross negligence, a material breach by the Holder of his fiduciary duties or the commission by the Holder of an act of fraud or embezzlement or his misappropriation of any money or other assets or property (whether tangible or intangible) of the Company; (iv) the Holder’s engagement in conduct resulting in a material injury to the business, financial condition or operations of the Company; or (v) the conviction of, or plea of guilty or nolo contendere by, the Holder of a felony or any crime or civil violation involving moral turpitude.

(d) Change in Control. In the event of a “Change in Control” of the Company prior to the achievement of the Corporate Milestone or the time period of six months after the achievement of the Corporate Milestone, then all RSUs shall immediately become vested in full and shall be settled by delivery of shares of Preferred Stock to the Holder. For purposes of this Agreement, “Change in Control” means (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction), (ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended). A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) Death or Disability. In the event of death of the Holder prior to the achievement of the time period of 6 months after the achievement of the Corporate Milestone, the RSUs shall automatically and immediately be forfeited and no shares of Preferred Stock shall be delivered to any heirs, successors or assigns of the Holder after the achievement of the Corporate Milestone subsequently. In the event that the Holder becomes “Disabled” prior to the expiration of the six-month period following the achievement of the Corporate Milestone, all unvested RSUs shall remain outstanding for a period of six (6) months following the date of the Holder’s Disability. If the RSUs vest during such six-month period in accordance with the terms of this Agreement, the RSUs shall be settled by delivery of shares of Preferred Stock to the Holder (or the Holder’s legal representative, as applicable). If the RSUs do not vest within such six-month period, the RSUs shall automatically be forfeited. For purposes of this Agreement, “Disabled” or “Disability” shall mean the Holder’s inability to perform the essential functions of the Holder’s position, with or without reasonable accommodation, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, as determined by the Board of Directors of the Company in its reasonable discretion.

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(f) Termination. In the event that the Corporate Milestone is not achieved by June 30, 2027, unless such date is extended by the Board of Directors of the Company in its sole discretion, then this RSU shall automatically terminate.

(f) Recapitalization. In the event that, prior to the settlement of the RSUs, the outstanding shares of Preferred Stock shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, or any other change in the corporate structure or shares of the Company, then the Board of Directors of the Company shall make an appropriate and proportionate adjustment to the number and kind of shares or other securities subject to the RSUs, such that the Holder’s economic interest in respect of the RSUs is preserved. Any such adjustment shall be made in a manner consistent with the requirements of Code Section 409A, to the extent applicable. The determination of the Board of Directors of the Company with respect to any such adjustment shall be final, binding and conclusive.

(g) Regulatory Compliance. Notwithstanding any other provision of this Agreement to the contrary, the Company shall have no obligation to deliver shares of Preferred Stock upon settlement of the RSUs if such delivery would, in the reasonable determination of the Company, constitute a violation of any applicable federal, state or foreign securities law or other law or regulation or the requirements of any stock exchange upon which the Company’s securities may then be listed. In such event, the Company may delay delivery of shares of Preferred Stock until such time as the Company reasonably determines that such delivery will not cause such a violation. The Company shall use commercially reasonable efforts to obtain compliance with any such law, regulation or requirement as promptly as practicable. The Holder agrees that the Company shall not be obligated to file a registration statement under the Securities Act or other applicable securities laws with respect to any shares of Preferred Stock deliverable upon settlement of the RSUs.

(h) No Right to Continued Service. Nothing in this Agreement shall confer upon the Holder any right to continue in the service of the Company or any of its affiliated entities, or shall interfere with or restrict in any way the rights of the Company or any of its affiliated entities, which rights are hereby expressly reserved, to discharge or terminate the services of the Holder at any time for any reason whatsoever, with or without Cause, subject to the terms of any separate employment or service agreement between the Company and the Holder. The grant of the RSUs shall not be construed as creating an employment or service contract for any specified term.

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3. Tax Matters.

(a) Tax Withholding. The Holder acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Holder’s participation in this Agreement and legally applicable to the Holder is and remains the Holder’s responsibility and may exceed the amount, if any, actually withheld by the Company. The Company shall have the right and authority to deduct or withhold, or require the Holder to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event arising from the vesting or settlement of the RSUs. The Company may satisfy any such withholding obligation by (i) withholding shares of Preferred Stock otherwise deliverable upon settlement of the RSUs having a fair market value equal to the minimum statutory withholding amount, (ii) withholding from any compensation or other amounts owing to the Holder, or (iii) requiring the Holder to make a cash payment to the Company equal to the required withholding amount. The Holder is advised to consult with the Holder’s own tax advisors regarding the tax consequences of the RSUs.

(b) Code Section 409A.

(i) The intent of the parties is that payments and benefits under this Agreement comply with or otherwise be exempt from Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Holder by Code Section 409A or damages for failing to comply with Code Section 409A.

(ii) Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

4. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed electronic mail, or (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, addressed as follows:

If to the Company:	Oncotelic Therapeutics, Inc. 29397 Agoura Road, Suite 107 Agoura Hills, CA 91301 Attention: Chief Executive Officer and Chief Financial Officer

If to the Holder:	< > < > < >

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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5. Transfers of RSUs.

(a) Transfers in Violation of Agreement. Notwithstanding anything to the contrary set forth in this Agreement, in no event may any RSUs be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in any manner. The Holder may designate a beneficiary who will receive any shares of Common Stock deliverable upon settlement of vested RSUs in the event of the Holder’s death following the vesting date. Regardless of any marital property settlement agreement, the Company is not obligated to recognize the Holder’s spouse’s interest in the RSUs in any way. Any transfer or attempted transfer of any RSUs in violation of any provision of this Agreement shall be void.

(b) Legends. All certificates representing shares of Preferred Stock delivered upon settlement of the RSUs may, where applicable, have endorsed thereon the following legends and any other legends the Company determines appropriate:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

6. General Provisions.

(a) Section 16 Compliance. If the Holder is or becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the transactions contemplated by this Agreement are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act, or any successor rule. To the extent any provision of this Agreement or any action by the Board of Directors of the Company fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors of the Company, and shall be construed in a manner that complies with Rule 16b-3.

(b) Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to its subject matter, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties have voluntarily agreed to define their rights, liabilities and obligations exclusively in contract pursuant to the express terms and provisions of this Agreement. No party has relied on any other express or implied representation or warranty, either written or oral in connection with its entry into this Agreement, including any representation or warranty arising under statute or otherwise under law. In the event of any inconsistency between the statements in the body of this Agreement, and the related exhibits and schedules (other than an exception expressly set forth as such in the schedules), the statements in the body of this Agreement shall control.

(c) Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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(d) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e) Interpretation. For the purposes of the Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires; (ii) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (iii) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as a whole and not to any particular provision of the Agreement; (iv) the word “include,” “includes,” and “including” when used in the Agreement shall be deemed to be followed by the words “, without limitation,” unless otherwise specified; and (v) all references herein to “dollars” or “$” are to United States dollars. If any action under the Agreement is required to be done or taken on a day that is not a business day, then such action shall be required to be done or taken not on such day but on the first succeeding business day thereafter. Any reference in the Agreement to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated thereunder, as in effect at the relevant time.

(f) Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(g) No Third Party Beneficiaries. The parties do not intend to confer, and this Agreement shall not be construed to confer, any rights or benefits to any person, firm, group, corporation or entity other than the parties; provided, however, that this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) Choice of Law. The laws of the State of Delaware will govern all questions concerning the relative rights of the Company and their security holders and all other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In any legal proceeding arising out of this Agreement the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement as of the Grant Date.

ONCOTELIC THERAPEUTICS, INC.

By:
Name:
Title:	CEO/CFO,

Name:	< >